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                                                                    Exhibit 23.1


                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference of Amendment No. 1 to the Registration Statement on Form F-4, Registration No. 333-87600, and related prospectus of Publicis Groupe S.A. for the registration up to 115,200,000 ordinary shares of its common stock, 1,600,000 Obligations Remboursables en Actions Nouvelles ou Existantes and 2,800,000 Obligations a Bons de Souscriptions d'Actions and the incorporation by reference therein of our report, dated March 5, 2002, with respect to the consolidated financial statements of Publicis Groupe S.A. included in its Annual Report on Form 20-F for the fiscal year ended December 31, 2001 filed with the Securities and Exchange Commission.



Ernst & Young Audit                          Mazars & Guerard

/s/ Bruno Perrin                             /s/ Frederic Allilaire

Represented by:                              Represented by:
Bruno Perrin                                 Frederic Allilaire


Paris, France

June 19, 2002